UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
May 3, 2016
(Date of earliest event reported)

Commission file number 1-7810
Energen Corporation
(Exact name of registrant as specified in its charter)

Alabama	63-0757759
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

605 Richard Arrington Jr. Boulevard North, Birmingham, Alabama 35203-2707	35203-2707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(205) 326-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
In accordance with the Energen Corporation (“Energen”) director retirement policy set forth in our Corporate Governance Guidelines, Gary C. Youngblood resigned from the Energen Board of Directors effective May 3, 2016.

(e)
At the Energen Annual Meeting of Shareholders held on May 3, 2016 (the "Annual Meeting"), our shareholders approved the amendment and restatement of the Energen Corporation Stock Incentive Plan (the "2016 SIP"). The 2016 SIP became effective as of the date of such shareholder approval.

For a description of the terms and conditions of the 2016 SIP, see "Summary of the Stock Incentive Plan " in “The Approval Of The Amendment and Restatement Of, And Performance Goals Under, The Company’s Stock Incentive Plan” section of the Proxy Statement, dated March 22, 2016, for the Annual Meeting, which description is incorporated herein by reference.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

We held our Annual Meeting of shareholders on May 3, 2016.

The three nominees for Director were elected for three year terms expiring 2019 as follows:

T. Michael Goodrich	For	76,300,638
	Against	1,024,797
	Abstain	65,775
	Broker non-votes	5,723,830

Jay Grinney	For	76,723,308
	Against	602,892
	Abstain	65,011
	Broker non-votes	5,723,830

Frances Powell Hawes	For	77,023,763
	Against	304,967
	Abstain	62,480
	Broker non-votes	5,723,830

Described below are the other matters voted upon at the Annual Meeting and the number of affirmative votes, negative votes, abstentions and broker non-votes.

I.	Proposal to ratify PricewaterhouseCoopers LLP as the Company’s independent registered public accountants - approved.

For	82,573,532
Against	414,553
Abstain	126,956
Broker non-votes	0

II.	Proposal to amend and restate Energen’s Stock Incentive Plan and approval of performance goals - approved.

For	75,900,625
Against	1,358,047
Abstain	132,541
Broker non-votes	5,723,830

III.	Advisory vote on executive compensation - approved.

For	73,699,329
Against	3,562,132
Abstain	129,753
Broker non-votes	5,723,830

IV.	Shareholder proposal with respect to a report on methane gas emissions - not approved.

For	21,640,973
Against	53,366,470
Abstain	2,383,770
Broker non-votes	5,723,830

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION
(Registrant)

May 3, 2016	By /s/ J. David Woodruff
J. David Woodruff
Vice President, General Counsel and Secretary of Energen Corporation

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